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                                  Exhibit 23


              Consent of Ernst & Young LLP, Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated October 17, 1995 (except for the stock split described in note 1, as to which the date is November 9, 1995), in the Registration Statement (Form S-1) and related Prospectus of Alco Standard Corporation for the registration of 10,000,000 shares of its common stock.


                                       /s/ Ernst & Young LLP

Philadelphia, Pennsylvania
November 30, 1995